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                                                                  EXHIBIT (m)(b)

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement of EV Classic Senior Floating-Rate Fund of our report relating to Senior Debt Portfolio dated February 7, 1997, in the Statement of Additional Information, which is part of such Registration Statement.

We also consent to the reference to our Firm under the captions "Auditors" and "Financial Statements" in the Statement of Additional Information, which is incorporated by reference in this Post-Effective Amendment No. 1 to the Registration Statement.

/s/ Deloitte & Touche
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    Deloitte & Touche

Grand Cayman, Cayman Islands
British West Indies
July 1, 1997